GrowGeneration Corp. Schedules Fourth Quarter and Full Year 2022 Earnings Release and Conference Call for March 15, 2023

DENVER – (BUSINESS WIRE) – GrowGeneration Corp. (NASDAQ: GRWG) (“GrowGen” or the “Company”), the largest chain of specialty hydroponic and organic garden centers in the United States, today announced it will release its financial results for the fourth quarter and full year ended December 31, 2022 on Wednesday, March 15, 2023 after the market close. The announcement will be followed by a live earnings conference call at 4:30 p.m. EST.

To participate in the call, please dial (888) 664-6392 (domestic) or (416) 764-8659 (international). The conference code is 01734369. The call will also be webcast and can be accessed here or in the Investor Relations section of the GrowGeneration website at: ir.growgeneration.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp:
GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 60 stores across 16 states, which include 21 locations in California, 7 locations in Michigan, 6 locations in Colorado, 5 locations in Maine, 5 locations in Oklahoma, 4 locations in Oregon, 3 locations in Washington, 1 location in Arizona, 1 location in Florida, 1 location in Massachusetts, 1 location in Mississippi, 1 location in Missouri, 1 location in New Jersey, 1 location in New Mexico, 1 location in Rhode Island, and 1 location in Virginia. GrowGen also operates an online superstore for cultivators at growgeneration.com. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Investor Contact:
ICR, Inc. GrowGenIR@icrinc.com